Ford Credit Auto Lease Trust                    EXHIBIT 19
             Ford Motor Credit Company

                 Servicing Report

Collection Period Ending                                                Jul-95
Distribution Date                                                      8/15/95

Ford Credit Auto Lease Trust 1995-1

                                                              Dollar Amount

     Class A-1 Asset Backed Notes                               113,000,000.00
     Class A-2 Asset Backed Notes                               500,521,000.00
     Asset Backed Certificates                                   23,320,978.41


I.  Collections
     Monthly Payments                                            39,761,059.78
     Available Scheduled Termination Sale Proceeds                        0.00
     Voluntary Early Termination Proceeds                         6,807,606.38
     Liquidation Proceeds                                            79,621.59
     Recoveries                                                      41,313.96
     Payahead Credits                                               377,697.47
     Administrative Purchase Amounts                              2,352,383.16

     Total                                                       49,419,682.34

II.  Available Funds
     Collections                                                 49,419,682.34
     Earnings on Account                                            242,226.62
     Aggregate Net Sale Proceeds Advances                                 0.00
     Aggregate Net Monthly Payment Advances                         752,335.70

     Total                                                       50,414,244.66

III.  Reserve Account Balance
     Required Reserve Account Amount BOP                         23,320,978.41
     Reserve Account Amount BOP                                  25,114,899.83
     Reserve Account Deposit Amount                                       0.00
     Reserve Account Draw Amount                                          0.00
     Reserve Account Release Amount                              -1,215,327.09
     Reserve Account Amount EOP                                  23,899,572.74
     Required Reserve Account Amount EOP                         23,899,572.74

IV.  RV Guaranty Balance
     Available RV Guaranty Amount BOP                            43,054,113.99
     RV Guaranty Draw Amount                                              0.00
     RV Guaranty Draw Shortfall Amount                                    0.00
     Available RV Guaranty Amount EOP                            43,054,113.99

V.  Advances
     Sale Proceed Advances
          Beginning of Period                                             0.00
          Plus: Net Change                                                0.00
          End of Period                                                   0.00
     Monthly Payment Advances
          Beginning of Period                                     2,517,980.42
          Plus: Net Change                                          752,335.70
          End of Period                                           3,270,316.12
     Past Due Monthly Payments Not Advanced                               0.00
     Sale Proceeds Not Realized and Not Advanced                          0.00

VI.  Total Available Funds
     Available Funds                                             50,414,244.66
     Reserve Account Draw Amount                                          0.00
     Reserve Account Release Amount                              -1,215,327.09
     RV Guaranty Draw Amount                                              0.00

     Total                                                       51,629,571.75

VII.  Scheduled Distributions
     Administrative Agent Fee                                     1,765,934.47
     Comerica Fee                                                     4,500.00

     Class A-1 Interest Distribution Amount                       1,525,500.00
     Class A-1 Interest Carryover Shortfall
     Class A-1 Interest Draw Amount

     Class A-2 Interest Distribution Amount                       7,151,193.79
     Class A-2 Interest Carryover Shortfall
     Class A-2 Interest Draw Amount

     Lease Trust Certificate Interest Distribution Amount           346,316.53
     Lease Trust Certificate Interest Carryover Shortfall
     Lease Trust Certificate Interest Draw Amount

     Limited RV Guaranty Fee                                        107,635.28

     Class A-1 Principal Distribution Amount                     40,732,991.68

     Class A-2 Principal Distribution Amount                              0.00

     Certificate Distribution Account Amount                              0.00

     Required Sales Proceeds Payment                                      0.00
     Basic Payment                                               45,620,211.07
     Additional Payment                                           6,009,360.68

VIII.  Principal Balances
     Class A-1 Beginning Principal Balance                      113,000,000.00
     Less:  Reductions to Class A-1 Beginning Principal Bal      40,732,991.68
     Class A-1 Ending Principal Balance                          72,267,008.32

     Class A-2 Beginning Principal Balance                      500,521,000.00
     Less:  Reductions to Class A-2 Beginning Principal Bal               0.00
     Class A-2 Ending Principal Balance                         500,521,000.00

     Lease Trust Cert. Beginning Principal Balance               23,320,978.41
     Less:  Reductions to Lease Trust Cert. Beg. Principal                0.00
     Lease Trust Cert. Ending Principal Balance                  23,320,978.41

     Deferred Amount Beginning Balance                           80,726,588.10
     Less:  Reductions to Deferred Amount Beginning Balance      -6,009,360.68
     Deferred Amount Ending Balance                              86,735,948.78

     Beginning Pool Balance                                     717,568,566.51
          Residual Value Portion of Beginning Pool Balance      532,751,094.43
     Reductions to Pool Balance                                 -34,723,631.00
     Ending Pool Balance                                        682,844,935.51
          Residual Value Portion of Ending Pool Balance         529,409,780.95
          Residual Value of Expired Contracts                             0.00
          Residual Value of Expired Contracts Unsold BOP                  0.00
          Residual Value of Expired Contracts Unsold EOP                  0.00

IX.  Calculation of Pool Factors
     Pool Factor
     Class A-1 Pool Factor                                          0.63953105
     Class A-2 Pool Factor                                          1.00000000
     Lease Trust Certificates Pool Factor                           1.00000000

X.  Payahead Account
     Beginning Balance                                              787,131.46
     Plus:  Net Change in Balance                                   377,697.47
     Ending Balance                                               1,164,828.93

XI.  Liquidated Leases
     Number of Contracts                                                    73
     Liquidation Amount                                              79,621.59

XII.  Contracts Outstanding
     Beginning Number of Contracts                                       37719
     Ending Number of Contracts                                          37057

XIII.  Losses
     First Collection Period Credit Losses                                0.00
     Second Collection Period Credit Losses                         199,667.05
     Third Collection Period Credit Losses                        1,684,369.89
     First Collection Period Residual Losses                              0.00
     Second Collection Period Residual Losses                             0.00
     Third Collection Period Residual Losses                              0.00

XIX. Delinquency Amounts
     31-60 Days                                                  11,787,506.07
     61-90 Days                                                   2,597,417.74
     91-120 Days                                                    982,358.48
     Over 120 Days                                                        0.00